                                                 Exhibit 99.1

Chico’s FAS, Inc. Reports Third Quarter Results in Line with Outlook

•Reported third quarter diluted EPS of $0.04; adjusted diluted EPS of $0.11
•Delivered total Company net sales of $505 million
•Achieved gross margin of 38.9%, at high end of outlook
•Ended the quarter with $127 million in cash and marketable securities

Fort Myers, FL - November 30, 2023 - Chico’s FAS, Inc. (NYSE: CHS) (“Company” or “Chico’s FAS”) today announced its financial results for the thirteen weeks ended October 28, 2023 (“third quarter”).
“We delivered third quarter results in line with our outlook,” said Molly Langenstein, Chico’s FAS Chief Executive Officer and President. “Our results reflect our team’s continued execution on our four strategic pillars of customer led, product obsessed, digital first, and operationally excellent.”
Langenstein added, “We are excited about the next chapter in our Company’s future with the pending acquisition by Sycamore Partners. We believe they will provide Chico’s FAS with additional expertise, financial resources, and strategic flexibility to further fuel our growth. Our commitment to providing solutions, building communities, and creating memorable experiences to bring women confidence and joy is shared by Sycamore Partners. We look forward to working with them to unlock Chico’s FAS’s full potential.”

Business Highlights
The Company’s third quarter highlights include:
•Consistent profitability: For the third quarter, the Company reported net income per diluted share of $0.04 and adjusted net income per diluted share of $0.11 (as presented in the accompanying GAAP to non-GAAP reconciliation), excluding costs associated with the pending acquisition by Sycamore Partners. (See below.)
•Solid balance sheet: The Company ended the third quarter with $126.6 million in cash and marketable securities and total liquidity of $361.7 million, with $24.0 million in long-term debt.
•Pending Merger: On September 27, 2023, the Company entered into a definitive agreement to be acquired by Sycamore Partners, a private equity firm specializing in retail, consumer, and distribution-related investments, pursuant to which the Company’s shareholders would receive $7.60 per share in cash (“Merger”). If the Merger is successful, Chico’s FAS will become a privately held company. The Merger is expected to close by the end of the first calendar quarter of 2024, subject to both the approval by the Company’s shareholders and customary closing conditions. The Go-Shop Period has ended, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired. In addition, the Company filed its Definitive Merger Proxy Statement on Schedule 14A with the Securities and Exchange Commission on November 29, 2023. The transaction is not subject to a financing condition.

Overview of Financial Results
For the third quarter, the Company reported net income of $5.0 million, or $0.04 per diluted share, compared to net income of $24.6 million, or $0.20 per diluted share, for last year’s third quarter. The Company reported third quarter adjusted net income of $13.0 million, or $0.11 per diluted share, excluding the Merger-related costs of $8.0 million, after taxes (as presented in the accompanying GAAP to non-GAAP reconciliation).

Sales
The Company reported third quarter net sales of $505.1 million compared to $518.3 million in last year’s third quarter. The year-over-year 2.5% decline primarily reflects a 2.7% decrease in comparable sales driven by lower transaction count, partially offset by higher average dollar sales.
The following table depicts comparable sales percentages for Chico’s FAS, Chico’s, WHBM, and Soma:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Chico’s	0.0%	28.8%	0.7%	36.0%
White House Black Market	(6.7)	17.0	(6.8)	35.6
Soma	(3.1)	(6.1)	(2.0)	(5.8)
Total Company	(2.7)	16.5	(2.1)	24.7

Gross Margin
For the third quarter, gross profit was $196.4 million, or 38.9% of net sales, compared to $207.4 million, or 40.0% of net sales, in last year’s third quarter. This 110-basis-point decrease in gross margin primarily reflects higher occupancy costs, as well as deleverage on lower net sales.

Selling, General, and Administrative Expenses
For the third quarter, selling, general, and administrative expenses were $178.6 million, or 35.4% of net sales, compared to $175.8 million, or 33.9% of net sales, for last year’s third quarter. The deleverage of 150 basis points primarily reflects increased marketing and store operating expenses to support the Company’s long-term growth strategies.

Merger-Related Costs
Merger-related costs of $7.3 million were recognized during the third quarter.

Income from Operations
Third quarter income from operations was $10.5 million, or 2.1% of net sales, compared to $31.6 million, or 6.1% of net sales, in last year’s third quarter. Excluding the $7.3 million Merger-related costs, adjusted income from operations was $17.8 million, or 3.5% of net sales (as presented in the accompanying GAAP to non-GAAP reconciliation).

Income Taxes
The third quarter effective tax rate was 50.3% compared to 19.3% for last year’s third quarter. This year’s effective tax rate primarily reflects the impact of certain incurred and anticipated nondeductible Merger-related costs, and the Company’s projected annual pre-tax income, partially offset by a fiscal 2022 provision-to-return benefit related to federal tax credits. The third quarter effective tax rate, excluding the Merger-related costs, was 25.3% (as presented in the accompanying GAAP to non-GAAP reconciliation). Last year’s third quarter effective tax rate primarily reflected the impact of a fiscal 2021 provision-to-return benefit due to the reversal of a valuation allowance related to temporary differences.

Balance Sheet
At the end of the third quarter, cash and marketable securities totaled $126.6 million compared to $140.7 million at the end of last year’s third quarter.
Long-term debt at the end of the third quarter totaled $24.0 million compared to $69.0 million at the end of last year’s third quarter, reflecting principal payments of $25.0 million in the first quarter of fiscal year 2023 and $20.0 million in the fourth quarter of fiscal year 2022.
At the end of the third quarter, inventories totaled $342.7 million compared to $304.1 million at the end of last year’s third quarter. The increase of $38.6 million, or 12.7%, reflects an increase of $19.8 million in on-hand inventories and $18.8 million in in-transit inventories to support anticipated holiday sales.

Conference Call and Outlook
Given the pending acquisition by Sycamore Partners, the Company is not conducting a conference call for the third quarter. In addition, the Company is not providing a financial outlook and is withdrawing its previously issued outlook for fiscal 2023.

ABOUT CHICO’S FAS, INC.
Chico’s FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, FL. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico’s FAS is a company of three unique brands – Chico’s®, White House Black Market®, and Soma® – each operating in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.
Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel, and expert styling in our brick-and-mortar boutiques, digital online boutiques, and through StyleConnect®, the Company’s customized, branded, digital styling tool that enables customers to conveniently shop wherever, whenever, and however they prefer.
As of October 28, 2023, the Company operated 1,256 stores in the U.S. and sold merchandise through 58 international franchise locations in Mexico and through two domestic franchise locations in airports. The Company’s merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, and www.soma.com.
To learn more about Chico’s FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release may contain statements concerning our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, and other statements that are not historical facts. These statements, including, without limitation, the quote from Ms. Langenstein and the section captioned “Business Highlights,” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In most cases, words or phrases such as “aim,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “target,” “may,” “will,” “plans,” “path,” “outlook,” “project,” “should,” “strategy,” “potential,” “confident,” “assumptions,” and similar expressions identify forward-looking statements. These forward-looking statements are based largely on information currently available to our management and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, our expectations are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those factors described in our Definitive Merger Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 29, 2023; in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K; and, from time to time, in Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q, and the following: the ability of our suppliers, logistics providers, vendors, and landlords to meet their obligations to us in light of financial stress, labor shortages, liquidity challenges, bankruptcy filings by other industry participants, and supply chain and other disruptions; our ability to sufficiently staff our retail stores; changes in general economic conditions, including, but not limited to, consumer confidence and spending patterns; the impacts of rising inflation, gasoline prices, and interest rates on consumer spending; the availability of, and interest rates on, consumer credit; the impact of consumer debt levels and consumers’ ability to meet credit obligations; market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, adverse developments affecting the financial services industry, political and social crises, war and other military conflicts (such as the war in Ukraine and the Israel-Hamas war) or other major events, or the prospect of these events (including their impact on consumer spending, inflation, and the global supply chain); shifts in consumer behavior, and our ability to adapt, identify, and respond to new and changing fashion trends and customer preferences, and to coordinate product development with buying and planning; changes in the general or specialty retail or apparel industries, including significant decreases in market demand and the overall level of spending for women’s private-branded clothing and related accessories; our ability to secure and maintain customer acceptance of in-store and online concepts and styles; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retail customers; increased competition in the markets in which we operate, including for, among other things, premium mall space; our ability to remain competitive with customer shipping terms and costs; decreases in customer traffic at malls, shopping centers, and our stores; fluctuations in foreign currency exchange rates and commodity prices; significant increases in the costs of manufacturing, raw materials, transportation, importing, distribution, labor, and advertising; decreases in the quality of merchandise received from suppliers and increases in delivery times for receiving such merchandise; our ability to appropriately manage our store fleet; our ability to achieve the expected results of any store openings or store closings; our ability to appropriately manage inventory and allocation processes and leverage targeted promotions; our ability to maintain cost-saving discipline; our ability to generate sufficient cash flow; our ability to operate our retail websites in a profitable manner; our ability to successfully identify and implement additional sales and distribution channels; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; our ability to successfully execute and achieve the expected results of our business, brand strategies, brand awareness programs, and merchandising and marketing programs, including, but not limited to, the Company’s rewards programs and its three-year strategic growth plan, sales initiatives, multi-channel strategies, and four strategic pillars, which are (1) customer led, (2) product obsessed, (3) digital first, and (4) operationally excellent; our ability to utilize our Fort Myers campus, our distribution center, and our other support facilities in an efficient and effective manner; our reliance on sourcing from foreign suppliers; significant adverse economic, labor, political, or other shifts (including adverse changes in tariffs, taxes, or other import regulations, particularly with respect to China or Vietnam, or legislation prohibiting certain imports from China or Vietnam); U.S. and foreign governmental actions and policies, and changes thereto; the continuing performance, implementation, and integration of our management information systems; our ability to successfully update and maintain our information systems; the impact of any system failure, cybersecurity, or other data security breaches, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information that we or our third-party vendors may experience; the risks that our share repurchase program may not successfully enhance shareholder value, or that share repurchases could be negatively perceived by investors; our ability to comply with applicable domestic and foreign information security and privacy laws, regulations, and technology platform rules or other obligations related to data privacy and security; our ability to attract, hire, train, motivate, and retain qualified employees in an inclusive environment; our ability to successfully recruit leadership or transition members of our senior management team; increased public focus and opinion on environmental, social, and governance (“ESG”) initiatives and our ability to meet any announced ESG goals and initiatives; future unsolicited offers to buy the Company and actions of activist shareholders and others, and our ability to respond effectively; our ability to secure and protect our trademark and other intellectual property rights; our ability to protect our reputation and our brand images; unanticipated obligations or changes in estimates arising from new or existing litigation, income taxes, and other regulatory proceedings; unanticipated adverse changes in legal, regulatory, or tax laws; our ability to comply with the terms of our credit agreement, including the restrictive provisions limiting our flexibility in operating our business and in obtaining additional credit on commercially reasonable terms; the completion of the pending acquisition by Sycamore Partners (“Merger”) – pursuant to the Agreement and Plan of Merger, dated September 27, 2023, by and among Daphne Parent LLC, Daphne Merger Sub, Inc., and the Company (“Merger Agreement”) – on the anticipated terms and timing, or at all; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto; the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; the ability of the Company to retain and hire key personnel during the pendency of the Merger; the diversion of management’s time and attention from ordinary course business operations to completion of the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger; and certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions.
These factors should be considered in evaluating forward-looking statements contained herein. All forward-looking statements that are made, or are attributable to us, are expressly qualified in their entirety by this cautionary notice. The forward-looking statements included herein are only made as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Julie MacMedan
Chico’s FAS, Inc.
(239) 346-4384
julie.macmedan@chicos.com

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 28, 2023		October 29, 2022		October 28, 2023		October 29, 2022
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net Sales:
Chico’s	$252,221	49.9%	$255,341	49.3%	$800,088	50.5%	$801,584	49.5%
White House Black Market	147,498	29.2	157,451	30.4	451,016	28.4	485,061	30.0
Soma	105,407	20.9	105,540	20.3	333,891	21.1	331,322	20.5
Total Net Sales	505,126	100.0	518,332	100.0	1,584,995	100.0	1,617,967	100.0
Cost of goods sold	308,677	61.1	310,892	60.0	946,637	59.7	962,448	59.5
Gross Profit	196,449	38.9	207,440	40.0	638,358	40.3	655,519	40.5
Selling, general, and administrative expenses	178,643	35.4	175,841	33.9	520,672	32.8	520,296	32.1
Merger-related costs	7,277	1.4	—	—	7,277	0.5	—	—
Income from Operations	10,529	2.1	31,599	6.1	110,409	7.0	135,223	8.4
Interest expense, net	(389)	(0.1)	(1,080)	(0.2)	(1,439)	(0.1)	(3,111)	(0.2)
Income before Income Taxes	10,140	2.0	30,519	5.9	108,970	6.9	132,112	8.2
Income tax provision	5,100	1.0	5,900	1.2	4,700	0.3	30,600	1.9
Net Income	$5,040	1.0%	$24,619	4.7%	$104,270	6.6%	$101,512	6.3%

Per Share Data:
Net income per common share – basic	$0.04		$0.20		$0.87		$0.84
Net income per common and common equivalent share – diluted	$0.04		$0.20		$0.85		$0.82
Weighted average common shares outstanding – basic	119,457		120,333		119,424		119,776
Weighted average common and common equivalent shares outstanding – diluted	122,735		124,887		122,500		124,016

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	October 28, 2023	January 28, 2023	October 29, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$101,944	$153,377	$117,726
Marketable securities, at fair value	24,702	24,677	23,017
Inventories	342,721	276,840	304,127
Prepaid expenses and other current assets	51,086	48,604	47,208
Income taxes receivable	9,181	11,865	15,430
Total Current Assets	529,634	515,363	507,508
Property and Equipment, net	200,980	192,165	183,153
Right of Use Assets	466,888	435,321	432,018
Other Assets:
Goodwill	16,360	16,360	16,360
Other intangible assets, net	5,000	5,000	5,000
Other assets, net	45,853	23,632	18,890
Total Other Assets	67,213	44,992	40,250
	$1,264,715	$1,187,841	$1,162,929

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$153,401	$156,262	$107,400
Current lease liabilities	150,053	153,202	157,687
Other current and deferred liabilities	138,887	141,698	155,133
Total Current Liabilities	442,341	451,162	420,220
Noncurrent Liabilities:
Long-term debt	24,000	49,000	69,000
Long-term lease liabilities	373,823	349,409	346,560
Other noncurrent and deferred liabilities	1,956	2,637	2,612
Total Noncurrent Liabilities	399,779	401,046	418,172
Commitments and Contingencies
Shareholders’ Equity:
Preferred stock	—	—	—
Common stock	1,234	1,250	1,250
Additional paid-in capital	516,323	513,914	510,374
Treasury stock, at cost	(514,168)	(494,395)	(494,395)
Retained earnings	419,292	315,022	307,536
Accumulated other comprehensive loss	(86)	(158)	(228)
Total Shareholders’ Equity	422,595	335,633	324,537
	$1,264,715	$1,187,841	$1,162,929

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022
Cash Flows from Operating Activities:
Net income	$104,270	$101,512
Adjustments to reconcile net income to net cash provided by operating activities:
Inventory write-offs	—	826
Depreciation and amortization	31,283	33,350
Non-cash lease expense	135,679	137,184
Loss on disposal and impairment of property and equipment, net	83	1,804
Deferred tax benefit	(15,825)	(381)
Share-based compensation expense	9,136	10,321
Changes in assets and liabilities:
Inventories	(65,881)	18,436
Prepaid expenses and other assets	(10,480)	(2,591)
Income tax receivable	2,684	(1,732)
Accounts payable	(2,778)	(73,120)
Accrued and other liabilities	(6,924)	13,583
Lease liability	(145,729)	(155,561)
Net cash provided by operating activities	35,518	83,631
Cash Flows from Investing Activities:
Purchases of marketable securities	(13,913)	(26,376)
Proceeds from sale of marketable securities	13,938	3,083
Purchases of property and equipment	(35,460)	(21,207)
Proceeds from sale of assets	—	2,772
Net cash used in investing activities	(35,435)	(41,728)
Cash Flows from Financing Activities:
Payments on borrowings	(25,000)	(30,000)
Payments of debt issuance costs	—	(706)
Proceeds from issuance of common stock	329	239
Repurchase of treasury stock under repurchase program	(19,805)	—
Payments of tax withholdings related to share-based awards	(7,040)	(8,815)
Net cash used in financing activities	(51,516)	(39,282)
Net (decrease) increase in cash and cash equivalents	(51,433)	2,621
Cash and Cash Equivalents, Beginning of period	153,377	115,105
Cash and Cash Equivalents, End of period	$101,944	$117,726

Supplemental Detail on Net Income per Common Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of income per common share, pursuant to the “two-class” method. For the Company, participating securities are comprised entirely of unvested restricted stock awards granted prior to fiscal 2020.
Net income per share is determined using the two-class method when it is more dilutive than the treasury stock method. Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during the period, including participating securities. Diluted net income per share reflects the dilutive effect of potential common shares from non-participating securities, such as restricted stock awards granted after fiscal 2019, stock options, performance-based restricted stock units, and restricted stock units. For the thirty-nine weeks ended October 28, 2023 and October 29, 2022, potential common shares were excluded from the computation of diluted income per common share to the extent they were antidilutive.
The following unaudited table sets forth the computation of net income per basic and diluted common share shown on the face of the accompanying condensed consolidated statements of income (in thousands, except per share amounts):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Numerator:
Net income	$5,040	$24,619	$104,270	$101,512
Net income allocated to participating securities	(2)	(47)	(113)	(370)
Net income available to common shareholders	$5,038	$24,572	$104,157	$101,142

Denominator:
Weighted average common shares outstanding – basic	119,457	120,333	119,424	119,776
Dilutive effect of non-participating securities	3,278	4,554	3,076	4,239
Weighted average common and common equivalent shares outstanding – diluted	122,735	124,887	122,500	124,016

Net income per common share:
Basic	$0.04	$0.20	$0.87	$0.84
Diluted	$0.04	$0.20	$0.85	$0.82

GAAP to Non-GAAP Reconciliation

    The Company reports information in accordance with U.S. generally accepted accounting principles (“GAAP”). However, this press release includes non-GAAP financial measures that are not based on any standardized methodology prescribed by GAAP. Non-GAAP financial measures should be used as a supplement to, and not as an alternative to, the Company’s GAAP financial results, and the Company’s management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies. The Company believes presenting these non-GAAP measures, which exclude items that are not comparable from period to period, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance.
The below reconciliations exclude costs related to the pending acquisition by Sycamore Partners incurred during the third quarter and the favorable non-cash impact of the tax valuation allowance reversal in this year’s second quarter.

GAAP to Non-GAAP Reconciliation of Income from Operations
(Unaudited)
(in thousands)

	Thirteen Weeks Ended	Thirty-Nine Weeks Ended
	October 28, 2023
Income from Operations:

Income from Operations (GAAP basis)	$10,529	$110,409
Merger-related costs	7,277	7,277
Adjusted Income from Operations (Non-GAAP adjusted basis)	$17,806	$117,686

Income from Operations % of Net Sales:

Income from Operations % of Net Sales (GAAP basis)	2.1%	7.0%
Merger-related costs % of net sales	1.4	0.5
Adjusted Income from Operations % of Net Sales (Non-GAAP adjusted basis)	3.5%	7.5%

The table below presents a reconciliation of net income and income per diluted share on a GAAP basis to adjusted net income and adjusted net income per diluted share on a non-GAAP basis for the thirteen and thirty-nine weeks ended October 28, 2023.

GAAP to Non-GAAP Reconciliation of Adjusted Net Income and Adjusted Net Income per Diluted Share
(Unaudited)
(in thousands)

	Thirteen Weeks Ended	Thirty-Nine Weeks Ended
	October 28, 2023
Net Income:

Net Income (GAAP basis)	$5,040	$104,270
Merger-related costs (1)	7,977	7,952
Tax valuation allowance reversal	—	(25,575)
Adjusted Net Income (Non-GAAP adjusted basis)	$13,017	$86,647

Net income per common and common equivalent share – diluted:

Net income per common and common share equivalent (GAAP basis)	$0.04	$0.85
Merger-related costs per common share equivalent	0.07	0.07
Tax valuation allowance reversal per common share equivalent	—	(0.21)
Adjusted net income per common and common equivalent share – diluted (Non-GAAP adjusted basis)	$0.11	$0.71
(1) Merger-related costs are inclusive of both $7,277 thousand in fees incurred as of October 28, 2023 and the tax impact of Merger-related costs expected to be incurred during the fiscal year.

GAAP to Non-GAAP Reconciliation of Adjusted Effective Tax Rate
(Unaudited)
(in thousands)

	Thirteen Weeks Ended	Thirty-Nine Weeks Ended
	October 28, 2023
Effective Tax Rate (GAAP basis)	50.3%	4.3%

Tax valuation allowance reversal		23.5
Anticipated nondeductible Merger-related costs	(17.9)	(1.7)
Change in projected income before income taxes	(11.7)	(1.1)
Net discrete benefits	3.5	0.3
Other	1.1	0.2

Adjusted Effective Tax Rate (Non-GAAP adjusted basis)	25.3%	25.5%

Chico’s FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended October 28, 2023
(Unaudited)

	July 29, 2023	New Stores	Closures	October 28, 2023
Store Count:
Chico’s frontline boutiques	484	—	(1)	483
Chico’s outlets	120	—	(1)	119
WHBM frontline boutiques	322	—	(1)	321
WHBM outlets	53	—	—	53
Soma frontline boutiques	259	1	—	260
Soma outlets	20	—	—	20
Total Chico’s FAS, Inc.	1,258	1	(3)	1,256

	July 29, 2023	New Stores	Closures	Other Changes in SSF	October 28, 2023
Net Selling Square Footage (“SSF”):
Chico’s frontline boutiques	1,317,346	—	(2,876)	(1,544)	1,312,926
Chico’s outlets	301,647	—	(2,148)	—	299,499
WHBM frontline boutiques	754,198	—	(2,656)	(1,028)	750,514
WHBM outlets	110,394	—	—	—	110,394
Soma frontline boutiques	477,505	1,234	—	(754)	477,985
Soma outlets	37,539	—	—	—	37,539
Total Chico’s FAS, Inc.	2,998,629	1,234	(7,680)	(3,326)	2,988,857
As of October 28, 2023, the Company’s franchise operations consisted of 58 international retail locations in Mexico and two domestic locations in airports.

Chico’s FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirty-Nine Weeks Ended October 28, 2023
(Unaudited)

	January 28, 2023	New Stores	Closures	October 28, 2023
Store count:
Chico’s frontline boutiques	488	—	(5)	483
Chico’s outlets	121	—	(2)	119
WHBM frontline boutiques	328	—	(7)	321
WHBM outlets	53	—	—	53
Soma frontline boutiques	259	2	(1)	260
Soma outlets	20	—	—	20
Total Chico’s FAS, Inc.	1,269	2	(15)	1,256

	January 28, 2023	New Stores	Closures	Other Changes in SSF	October 28, 2023
Net Selling Square Footage:
Chico’s frontline boutiques	1,326,251	—	(13,526)	201	1,312,926
Chico’s outlets	304,487	—	(4,988)	—	299,499
WHBM frontline boutiques	767,063	—	(17,215)	666	750,514
WHBM outlets	110,394	—	—	—	110,394
Soma frontline boutiques	476,669	2,445	(1,533)	404	477,985
Soma outlets	37,539	—	—	—	37,539
Total Chico’s FAS, Inc.	3,022,403	2,445	(37,262)	1,271	2,988,857
As of October 28, 2023, the Company’s franchise operations consisted of 58 international retail locations in Mexico and two domestic locations in airports.